UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	October 26, 2007

SYS
(Exact Name of Registrant as Specified in Charter)

California	000-04169	95-2467354
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5050 Murphy Canyon Road, Suite 200, San Diego, CA 92123
	(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code		858-715-5500

(None)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b) Departure of Director.

On October 26, 2007, David A. Derby resigned from his position as the Chairman of the Board of SYS.

Exhibits

99.1           Press Release, dated October 30, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

SYS (Registrant)

Date: October 30, 2007	By:	/s/ Michael W. Fink
Michael W. Fink, Secretary

Exhibit 99.1

NEWS ANNOUNCEMENT
SYS Contact: Edward M. Lake Chief Financial Officer 858-715-5500 Email: investmentinfo@systechnologies.com	Investor Contact: Christiane Pelz Lippert/Heilshorn & Associates 415-433-3777 Email: cpelz@lhai.com

SYS TECHNOLOGIES ANNOUNCES CHANGE IN BOARD OF DIRECTORS AND FILING OF ANNUAL PROXY STATEMENT

SAN DIEGO, CA – Oct. 30, 2007– SYS Technologies, Inc. (“SYS”) (AMEX: SYS), a leading provider of information connectivity solutions that enable situational awareness and real-time collaboration, announced David A. Derby, chairman, has elected not to continue as a board member for the next fiscal year and resign effective immediately. General Al Gray, USMC (Ret.), vice-chairman, will act as chairman until the Annual Meeting of stockholders on December 7, 2007.

Cliff Cooke, CEO of SYS said, “We thank Dave for his counsel, and we wish him the best in the future.  Al has been an active board member since 2003.  We appreciate his stepping forward to lead the board at this time.”

A member of the board since 2001 and chairman since 2003, Derby indicated he could no longer serve the shareholders to the degree he would like and felt it best not to continue.  The company also announced it filed its annual proxy statement, wherein stockholders will vote on seven directors for the next term.

In 1991, General Gray retired from the U.S. Marine Corps after 41 years of service. From 1987 to 1991, General Gray served as a member of the Joint Chiefs of Staff and was the 29th Commandant of the Marine Corps. He served as military advisor to Presidents Reagan and Bush, Sr., the National Security Council and the Secretary of Defense. He is the recipient of numerous American and foreign military awards. General Gray holds a B.S. from the State University of New York. He also attended Lafayette College, the Marine Corps Command and Staff College, Army War College and did graduate work at Syracuse University. General Gray is the recipient of honorary doctoral degrees from Norwich, Monmouth, Lafayette, and Franklin Universities and Defense Intelligence College. He is currently a Senior Fellow at the Potomac Institute and Chairman of the Board of Regents.

About SYS Technologies

SYS (AMEX: SYS), is a leading provider of information connectivity solutions that capture, analyze and present real-time information to its customers in the Department of Defense, Department of Homeland Security, other government agencies and to commercial companies. Using interoperable communications software, sensors, digital video broadcast and surveillance technologies, wireless networks, network management, decision-support tools and Net-centric technologies, SYS technical experts enhance complex decision-making. The company also provides solution lifecycle support with program, financial, test and logistical services and training. Founded in 1966, SYS is headquartered in San Diego and has principal offices in California and Virginia. For additional information, visit www.systechnologies.com.

Notice Regarding Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this press release regarding the Company’s strategies, plans, objectives, expectations, and future operating results are forward-looking statements. Although SYS believes that the expectations reflected in such forward-looking statements are reasonable at this time, it can give no assurance that such expectations will prove to have been correct. Actual results could differ materially based upon a number of factors including, but not limited to, the state of economy, competition, unanticipated business opportunities, availability of financing, market acceptance, government regulation, dependence on key personnel, limited public markets and liquidity, shares eligible for future sale, continuation and renewal of contracts and other risks that may apply to the Company, including risks that are disclosed in the Company’s Securities and Exchange Commission filings.